Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marshall Edwards, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-174789, 333-173266, 333-146453 and 333-136440) and the Registration Statements on Form S-8 (File Nos. 333-174790, 333-169719, and 333-156985) of Marshall Edwards, Inc. (the “Company”) of our report dated September 21, 2011, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California

September 28, 2011